Exhibit 99.1
Rexford Industrial Announces First Quarter 2025 Financial Results

Los Angeles, California — April 16, 2025 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the first quarter of 2025.

First Quarter 2025 Financial and Operational Highlights
•Net income attributable to common stockholders of $68.3 million, or $0.30 per diluted share, as compared to $58.6 million, or $0.27 per diluted share, for the prior year.
•Company share of Core FFO of $141.0 million, an increase of 14.1% as compared to the prior year.
•Company share of Core FFO per diluted share of $0.62, an increase of 6.9% as compared to the prior year.
•Consolidated Portfolio NOI of $193.6 million, an increase of 18.4% as compared to the prior year.
•Same Property Portfolio NOI increased 0.7% and Same Property Portfolio Cash NOI increased 5.0% as compared to the prior year.
•Average Same Property Portfolio occupancy of 95.9%.
•Executed 2.4 million rentable square feet of new and renewal leases. Comparable rental rates increased by 23.8%, compared to prior rents, on a net effective basis and by 14.7% on a cash basis.
•Sold one property for a sales price of $52.5 million. Subsequent to quarter end, sold one property for a sales price of $50.9 million. In aggregate, these transactions generated an 11.9% unlevered IRR to the Company.
•Ended the quarter with a low-leverage balance sheet measured by a Net Debt to Enterprise Value ratio of 22.8% and Net Debt to Adjusted EBITDAre of 3.9x.

"Rexford Industrial delivered solid first quarter performance, underscoring the strength of our platform and the discipline of our execution," stated Howard Schwimmer and Michael Frankel, Co-Chief Executive Officers of the Company. "Our differentiated business model and investment-grade balance sheet will continue to afford us the ability to unlock substantial embedded growth and drive long-term shareholder value, while navigating current macroeconomic uncertainty."

Financial Results

The Company reported net income attributable to common stockholders for the first quarter of $68.3 million, or $0.30 per diluted share, compared to $58.6 million, or $0.27 per diluted share, for the prior year quarter. Net income in the first quarter includes $13.2 million of gains on sale of real estate for which there was no comparable amount during the prior year quarter.

The Company reported Core FFO for the first quarter of $141.0 million, representing a 14.1% increase compared to $123.5 million for the prior year quarter. The Company reported Core FFO of $0.62 per diluted share, representing an increase of 6.9% compared to $0.58 per diluted share for the prior year quarter.

In the first quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 18.4% and 20.4%, respectively, compared to the prior year quarter.

In the first quarter, the Company’s Same Property Portfolio NOI increased 0.7% compared to the prior year quarter, driven by a 1.2% increase in Same Property Portfolio rental income. Same Property Portfolio Cash NOI increased 5.0% compared to the prior year quarter.

Operating Results

	Q1 2025 Leasing Activity
			Releasing Spreads(1)
	# of Leases Executed	SF of Leasing	Net Effective	Cash
New Leases	54	882,403	3.2%	(5.4)%
Renewal Leases	84	1,511,946	29.4%	20.2%
Total Leases	138	2,394,349	23.8%	14.7%

(1)Net effective and cash rent statistics only include leases in which there is comparable lease data. Please see the Company’s supplemental financial reporting package for additional detail.

As of March 31, 2025, the Company’s Same Property Portfolio occupancy was 95.7%. Average Same Property Portfolio occupancy for the first quarter was 95.9%. The Company’s consolidated portfolio, excluding value-add repositioning assets, was 95.1% occupied and 95.5% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 89.6% occupied and 90.4% leased.

Transaction Activity

During the first quarter of 2025, the Company disposed of 1055 Sandhill Avenue, Carson, located in the Los Angeles — South Bay submarket, for $52.5 million or $410 per square foot. The 127,775-square-foot, single-tenant industrial building was sold vacant to a user for an unlevered IRR to the Company of 10.5%.

Subsequent to the first quarter of 2025, the Company disposed of 20 Icon, Lake Forest, located in the Orange County — South submarket, for $50.9 million or $497 per square foot. The 102,299-square-foot, single-tenant industrial flex building was 100% occupied at the time of sale and was sold to a user for an unlevered IRR to the Company of 13.3%.

The Company currently has no acquisitions under contract or accepted offer. Separately, the Company has $30 million of dispositions under contract or accepted offer. These transactions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions.

During the first quarter of 2025, the Company stabilized five repositioning projects, totaling 560,255 square feet, representing a total investment of $145.4 million. The projects achieved a weighted average unlevered stabilized yield of 7.6% on total investment.

Balance Sheet
The Company ended the first quarter of 2025 with $504.6 million in unrestricted cash on hand, $50.1 million in restricted cash and $995.0 million available under its unsecured revolving credit facility. As of March 31, 2025, the Company had $3.4 billion of outstanding debt, with an average interest rate of 3.8%, an average term-to-maturity of 3.3 years and no floating rate debt exposure. Including extension options available at the Company’s option, the Company has no significant debt maturities until 2026.

On March 14, 2025, Fitch Ratings, Inc. affirmed the Company’s Long-Term Issuer Default Rating of BBB+ with a Stable Outlook.

During the first quarter of 2025, the Company settled the outstanding forward equity sale agreement related to its March 2024 public offering by issuing 9,776,768 shares of common stock for net proceeds of $478.0 million, based on a weighted average forward price of $48.89 per share at settlement.

During the first quarter of 2025, the Company did not execute on its ATM Program. As of March 31, 2025, the Company’s ATM Program had approximately $927.4 million of remaining capacity.

During the first quarter of 2025, the Company did not execute on its $300 million common stock repurchase program, which was authorized through February 3, 2027.

Dividends

On April 14, 2025, the Company’s Board of Directors authorized a dividend in the amount of $0.43 per share for the second quarter of 2025, payable in cash on July 15, 2025, to common stockholders and common unit holders of record as of June 30, 2025.

On April 14, 2025, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on June 30, 2025, to preferred stockholders of record as of June 16, 2025.

Guidance

The Company is updating its full year 2025 guidance as indicated below. Please refer to the Company’s supplemental information package for a complete detail of guidance and the 2025 Guidance Rollforward.

2025 Outlook (1)	Q1 2025 Updated Guidance	Initial Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.31 - $1.35	$1.21 - $1.25
Company share of Core FFO per diluted share	$2.37 - $2.41	$2.37 - $2.41
Same Property Portfolio NOI Growth — Net Effective	0.75% - 1.25%	0.75% - 1.25%
Same Property Portfolio NOI Growth — Cash	2.25% - 2.75%	2.25% - 2.75%
Average Same Property Portfolio Occupancy (Full Year) (2)	95.5% - 96.0%	95.5% - 96.0%
General and Administrative Expenses (3)	+/- $82.0M	+/- $82.0M
Net Interest Expense	+/- $109.5M	$110.5M - $111.5M

(1)2025 Guidance represents the in-place portfolio as of April 16, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)As of April 16, 2025, our 2025 Same Property Portfolio consisted of 291 properties totaling 38.3 million rentable square feet representing approximately 76% of Q1 2025 consolidated portfolio NOI. As of December 31, 2024, Same Property Portfolio ending occupancy was 96.3% for the 2025 Same Property Portfolio. For the full year 2024, average Same Property Portfolio occupancy was 96.8% for the 2025 Same Property Portfolio.
(3)2025 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $37.3 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, tariffs, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Earnings Presentation

The Company’s supplemental financial reporting package as well as an earnings presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call

A conference call with executive management will be held on Thursday, April 17, 2025, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 5314484.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. As of March 31, 2025, Rexford Industrial’s high-quality, irreplaceable portfolio comprised 424 properties with approximately 51.0 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2025 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2025 Estimate
	Low	High
Net income attributable to common stockholders	$1.31	$1.35
Company share of depreciation and amortization	1.25	1.25
Company share of gains on sale of real estate(1)	(0.19)	(0.19)
Company share of Core FFO	$2.37	$2.41
(1)Reflects the sale of 1055 Sandhill Avenue on March 28, 2025, and the sale of 20 Icon on April 3, 2025.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2025 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through March 31, 2025, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through March 31, 2025, and (ii) properties acquired prior to January 1, 2024 that were classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of March 31, 2025, our 2025 Same Property Portfolio consisted of buildings aggregating 38.4 million rentable square feet at 292 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date — Repositioning/Redevelopment Properties: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Net Debt to Enterprise Value: As of March 31, 2025, we had consolidated indebtedness of $3.4 billion, reflecting a net debt to enterprise value of approximately 22.8%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents.

Net Debt to Adjusted EBITDAre: Calculated as Net Debt divided by annualized Adjusted EBITDAre. We calculate Adjusted EBITDAre as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, non-cash stock-based compensation expense, gain (loss) on extinguishment of debt, acquisition expenses, impairments of right of use assets and the pro-forma effects of acquisitions and dispositions. We believe that Adjusted EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. In addition, we believe Adjusted EBITDAre is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because Adjusted EBITDAre is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Adjusted EBITDAre should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate Adjusted EBITDAre differently than we do; accordingly, our Adjusted EBITDAre may not be comparable to such other Equity REITs’ Adjusted EBITDAre. Adjusted EBITDAre should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to Adjusted EBITDAre is set forth below in the Financial Statements and Reconciliations section.

Contact

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com

Financial Statements and Reconciliations

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Land	$7,797,744	$7,822,290
Buildings and improvements	4,573,881	4,611,987
Tenant improvements	181,632	188,217
Furniture, fixtures, and equipment	132	132
Construction in progress	386,719	333,690
Total real estate held for investment	12,940,108	12,956,316
Accumulated depreciation	(1,021,151)	(977,133)
Investments in real estate, net	11,918,957	11,979,183
Cash and cash equivalents	504,579	55,971
Restricted cash	50,105	—
Loan receivable, net	123,359	123,244
Rents and other receivables, net	17,622	15,772
Deferred rent receivable, net	166,893	161,693
Deferred leasing costs, net	70,404	67,827
Deferred loan costs, net	1,642	1,999
Acquired lease intangible assets, net	182,444	201,467
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	5,580	8,942
Other assets	20,730	26,964
Assets associated with real estate held for sale, net	18,386	—
Total Assets	$13,085,857	$12,648,218
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,348,060	$3,345,962
Accounts payable, accrued expenses and other liabilities	141,999	149,707
Dividends and distributions payable	105,285	97,823
Acquired lease intangible liabilities, net	136,661	147,473
Tenant security deposits	90,050	90,698
Tenant prepaid rents	88,822	90,576
Liabilities associated with real estate held for sale	234	—
Total Liabilities	3,911,111	3,922,239
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at March 31, 2025 and December 31, 2024 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at March 31, 2025 and December 31, 2024 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 236,170,854 and 225,285,011 shares outstanding at March 31, 2025 and December 31, 2024, respectively	2,362	2,253
Additional paid in capital	9,116,069	8,601,276
Cumulative distributions in excess of earnings	(474,550)	(441,881)
Accumulated other comprehensive loss	3,582	6,746
Total stockholders’ equity	8,803,139	8,324,070
Noncontrolling interests	371,607	401,909
Total Equity	9,174,746	8,725,979
Total Liabilities and Equity	$13,085,857	$12,648,218

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
REVENUES
Rental income	$248,821	$210,990
Management and leasing services	142	132
Interest income	3,324	2,974
TOTAL REVENUES	252,287	214,096
OPERATING EXPENSES
Property expenses	55,261	47,482
General and administrative	19,868	19,980
Depreciation and amortization	86,740	66,278
TOTAL OPERATING EXPENSES	161,869	133,740
OTHER EXPENSES
Other expenses	2,239	1,408
Interest expense	27,288	14,671
TOTAL EXPENSES	191,396	149,819
Gains on sale of real estate	13,157	—
NET INCOME	74,048	64,277
Less: net income attributable to noncontrolling interests	(2,849)	(2,906)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	71,199	61,371
Less: preferred stock dividends	(2,314)	(2,314)
Less: earnings attributable to participating securities	(539)	(418)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$68,346	$58,639
Net income attributable to common stockholders per share – basic	$0.30	$0.27
Net income attributable to common stockholders per share – diluted	$0.30	$0.27
Weighted-average shares of common stock outstanding – basic	227,396	214,402
Weighted-average shares of common stock outstanding – diluted	227,396	214,438

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy
	March 31,
	2025	2024	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	95.6%	97.2%	(160) bps
Orange County	99.1%	99.6%	(50) bps
Riverside / San Bernardino County	96.7%	94.8%	190 bps
San Diego County	96.0%	98.2%	(220) bps
Ventura County	91.4%	96.2%	(480) bps
Same Property Portfolio Weighted Average Occupancy	95.9%	96.9%	(100) bps

Ending Occupancy:	95.7%	96.6%	(90) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 1Q-2025 and December 2024 (for 1Q-2025) and the end of each month in 1Q-2024 and December 2023 (for 1Q-2024).

Same Property Portfolio NOI and Cash NOI

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Rental income	$190,259	$188,059	$2,200	1.2%
Property expenses	41,822	40,597	1,225	3.0%
Same Property Portfolio NOI	$148,437	$147,462	$975	0.7%
Straight line rental revenue adjustment	(3,001)	(7,155)	4,154	(58.1)%
Above/(below) market lease revenue adjustments	(4,872)	(6,437)	1,565	(24.3)%
Same Property Portfolio Cash NOI	$140,564	$133,870	$6,694	5.0%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2025	2024
Net income	$74,048	$64,277
General and administrative	19,868	19,980
Depreciation and amortization	86,740	66,278
Other expenses	2,239	1,408
Interest expense	27,288	14,671
Management and leasing services	(142)	(132)
Interest income	(3,324)	(2,974)
Gains on sale of real estate	(13,157)	—
Net operating income (NOI)	$193,560	$163,508
Straight line rental revenue adjustment	(5,517)	(7,368)
Above/(below) market lease revenue adjustments	(9,186)	(7,591)
Cash NOI	$178,857	$148,549

NOI	$193,560	$163,508
Non-Same Property Portfolio rental income	(58,562)	(22,931)
Non-Same Property Portfolio property expenses	13,439	6,885
Same Property Portfolio NOI	$148,437	$147,462
Straight line rental revenue adjustment	(3,001)	(7,155)
Above/(below) market lease revenue adjustments	(4,872)	(6,437)
Same Property Portfolio Cash NOI	$140,564	$133,870

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net income	$74,048	$64,277
Adjustments:
Depreciation and amortization	86,740	66,278
Gains on sale of real estate	(13,157)	—
Funds From Operations (FFO)	$147,631	$130,555
Less: preferred stock dividends	(2,314)	(2,314)
Less: FFO attributable to noncontrolling interests(1)	(5,394)	(5,188)
Less: FFO attributable to participating securities(2)	(750)	(570)
Company share of FFO	$139,173	$122,483

Company Share of FFO per common share – basic	$0.61	$0.57
Company Share of FFO per common share – diluted	$0.61	$0.57

FFO	$147,631	$130,555
Adjustments:
Acquisition expenses	79	50
Amortization of loss on termination of interest rate swaps	—	59
Non-capitalizable demolition costs	365	998
Severance costs associated with workforce reduction(3)	1,483	—
Core FFO	$149,558	$131,662
Less: preferred stock dividends	(2,314)	(2,314)
Less: Core FFO attributable to noncontrolling interest(1)	(5,461)	(5,226)
Less: Core FFO attributable to participating securities(2)	(760)	(575)
Company share of Core FFO	$141,023	$123,547

Company share of Core FFO per common share – basic	$0.62	$0.58
Company share of Core FFO per common share – diluted	$0.62	$0.58

Weighted-average shares of common stock outstanding – basic	227,396	214,402
Weighted-average shares of common stock outstanding – diluted	227,396	214,438
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into OP units. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
(Unaudited and in thousands)

Three Months Ended March 31, 2025
Net income	$74,048
Interest expense	27,288
Depreciation and amortization	86,740
Gains on sale of real estate	(13,157)
Stock-based compensation amortization	9,699
Acquisition expenses	79
Pro forma effect of dispositions(1)	162
Adjusted EBITDAre	$184,859

(1)Represents the estimated impact on first quarter 2025 EBITDAre of first quarter 2025 dispositions as if they had been sold as of January 1, 2025.